SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: May 28, 1997
                        (Date of earliest event reported)




                                   AMNEX, INC.
               (Exact name of Registrant as specified in charter)



   New York                     0-17158                 11-2790221
(State or other           (Commission File No.)      (IRS Employer Identi-
jurisdiction of                                       ication Number)
incorporation)



                    101 Park Avenue, New York, New York 10178
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (212) 867-0166











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Item 5. Other Events.

     Effective May 28, 1997, Alan J. Rossi was elected Chairman of the Board and Chief Executive Officer of AMNEX, Inc. (the "Company"). Mr. Rossi replaced Kenneth G. Baritz in such positions. Effective such date, Peter M. Izzo, Jr., formerly President and Chief Executive Officer of the Company and currently the President of its PubCom Division, was reelected President of the Company.

     Mr. Rossi has served since July 1996 as President of Elektra Communication, Inc. (formerly Galesi Telecom International, Inc.), a telecommunications company with principal operations in Europe. From 1994 to February 1996, he was Group President of Andrew Telecom, a telecommunications operator that focused its business on Russia and Eastern Europe as a division of Andrew Corp. From 1992 to 1994, Mr. Rossi was Vice President and General Manager of Sprint's global value added services business, with operations located principally in Japan, the United States and Western Europe. Prior to this, he served as President of the Argo Group, a United States long distance telephone company that specialized in serving the needs of large business telecommunications users and as ITT's senior telecommunications executive for Central America. Mr. Rossi holds an MBA degree from the University of London and BS and MSc degrees in Electrical Engineering from Purdue University. Mr. Rossi has also served on the policy board and faculty of the Center for Advanced Technology in Telecommunications of the Polytechnic University, New York, and the National University of Engineering, Peru.






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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AMNEX, INC.


Dated: June 5, 1997                          By: /s/ Alan J. Rossi
                                                 -----------------
                                                 Alan J. Rossi
                                                 Chairman of the Board